C/Funds Group, Inc.
                             P.O.  Box 622
                         Venice, FL 34284-0622
                            (941) 488-6772
                            (800) 338-9477



                                                                 AEF

                                PROXY

Know All Men By These Presents: That the undersigned hereby constitutes and appoints Robert J. Hodgson and Suzanne B. Thacker attorney and agent with power of substitution for and in behalf of the undersigned, to vote as proxy at the Annual Meeting of Shareholders of the ADAMS EQUITY FUND series of C/Funds Group, Inc. to be held at Caldwell Trust Company at 201 Center Road, Suite 2, in Venice, Florida on Friday, April 9, 1999 at 2:00 p.m. and at any adjournment or adjournments thereof, according to the number of whole shares that the undersigned would be entitled to vote if then personally present, upon the matters and proposals set forth in the Proxy Statement and Notice of said meeting.

This PROXY is solicited on behalf of the Board of Directors of C/Funds Group, Inc. Management recommends a vote FOR all proposals. Any proposal vote left blank on a signed form will be considered a vote FOR that proposal. The undersigned agrees that said proxy may vote all shares:

For Against Abstain
[ ]   [ ]     [ ]   (1) Election of William L. Donovan, R. G.
                        "Kelly" Caldwell, Jr., D. Bruce Chittock,
                        Deborah C. Pecheux, and Emmett V. Weber
                        as  directors.
                        [You may withhold authority to vote for any
                        nominee by lining through the name of any
                        nominee as listed here.]
[ ]   [ ]     [ ]   (2) Appointment of the firm Gregory, Sharer &
                        Stuart CPAs as the independent public
                        accountants.
[ ]   [ ]     [ ]   (3) Renewal of investment advisory contract.
[ ]   [ ]     [ ]   (4) Any other items that may come  before  the
                        meeting.

                              _____________________________________

                              _____________________________________
                                     Signature of Owner(s)

                                      ______________________
                                              Date

Fund:
Account Number:
Number of Shares:
Account Owner:
Account Description:
Address:

 If your account requires two signatures, two authorized signatures must appear on this proxy.
   Please return this form to C/Funds Group, P. O. Box 622, Venice
                         Florida 34284-0622